UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska              69160
     (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) was held on June 3, 2015. Shareholders voted on the matters set forth below.

1.	Election of Directors: The nine nominees for election to the Company’s Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore M. Armstrong	61,597,083	1,600,733	13,450	4,046,194
James W. Cabela	61,576,961	1,437,867	196,438	4,046,194
John H. Edmondson	61,250,267	1,888,414	72,585	4,046,194
Dennis Highby	61,754,292	1,386,218	70,756	4,046,194
Michael R. McCarthy	62,547,369	559,886	104,011	4,046,194
Thomas L. Millner	62,790,554	406,521	14,191	4,046,194
Donna M. Milrod	61,530,013	1,648,349	32,904	4,046,194
Beth M. Pritchard	61,331,929	1,847,179	32,158	4,046,194
James F. Wright	61,598,194	1,598,084	14,988	4,046,194

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,998,496	826,938	432,026	-0-

3.	Advisory Vote on Executive Compensation (Say on Pay): The advisory vote on executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
61,968,942	922,689	319,635	4,046,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA'S INCORPORATED

Dated:	June 8, 2015	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer